Exhibit 99.1

Contact:	Will Davis
Chief of Staff and Vice President of Investor Relations
Phone: 917-519-6994
Email: davisw@lumosnet.com

Lumos Networks Corp. Reports Third Quarter 2015 Results

Delivers 3Q15 Revenue of $51 million and Adjusted EBITDA of $22.3 Million

Reiterates 2015 Revenue and Adjusted EBITDA Guidance of Approximately $202 Million and Approximately $92 Million, respectively

3Q15 Fiber to the Cell (“FTTC”) Revenue exceeds $7.5 million, up 59% Year-over-Year

3Q15 Enterprise Revenue increases more than 10% Year-over-Year to $11.6 Million

WAYNESBORO, VA – November 2, 2015 – Lumos Networks Corp. (“Lumos Networks”, “Lumos” or the “Company”) (Nasdaq: LMOS), a leading fiber-based service provider of data, voice and IP-based telecommunication services in the Mid-Atlantic region, today announced its third quarter financial results.

Total revenue in the third quarter of 2015 was $51 million, up nearly 1% from the prior year period. Total Data segment revenue grew over 8% year-over-year to approximately $28.6 million and constituted over 56% of total revenue, up from 52% in the prior year period.

In the aggregate, FTTC and Enterprise revenue grew nearly 6% sequentially and 26% year-over-year to over $19 million in the third quarter, and constituted 67% of total data revenue, up from 57% in the prior year period. In the aggregate, Ethernet and other advanced fiber technologies account for 90-95% of revenue within these two product groups.

The Company generated operating income of $8.6 million and $26.4 million for the three and nine months ended September 30, 2015, respectively. Net income attributable to Lumos Networks Corp. was $1.3 million, or 6 cents per diluted share, for the third quarter of 2015 and $7.4 million, or 32 cents per diluted share, for the nine months ended September 30, 2015.

“In the third quarter, we continued to make steady progress in our transformation into a fiber bandwidth infrastructure provider,” said Timothy G. Biltz, President and CEO of Lumos Networks. “In addition to reiterating our 2015 guidance for overall revenue and Adjusted EBITDA, we are maintaining our target for overall 2015 Data segment revenue of approximately $115 million, or 8% year-over-year organic revenue growth.”

“Our organic growth rate in our data business, which is amongst the higher in the fiber industry, is driven by continued strength in both our FTTC and Enterprise businesses,” Mr. Biltz continued. “For 2015, we maintain our target for $29 million in FTTC revenue, up approximately 45% year-over-year, and for $46 million in Enterprise revenue, up over 8% from 2014.”

“Our key focus remains the completion of the vast majority of our transformational network expansion project of approximately 665 miles into the Richmond and Norfolk markets by the end of 2015. This network, underpinned by a 257 FTTC site build with a major US wireless carrier, increases our Enterprise addressable market by approximately 60%, or $135 million, and significantly de-risks our business model in 2016.”

Third Quarter 2015 Highlights

•	The Company ended 3Q15 with 1,030 unique FTTC sites, up 54 sequentially and an increase of 45% from the prior year. Additionally, Lumos ended the quarter with 1,363 total FTTC connections up nearly 42% from the prior year period.

•	In the first nine months of 2015, Lumos renewed Enterprise accounts totaling $603,000 in monthly recurring charges (“MRC”), up over 17% from the prior year period. Year-to-date, Lumos has renewed Enterprise accounts worth over $26 million of total contract value, up approximately 20% from the prior year period.

•	Lumos Networks added 308 route miles of fiber in the quarter, the most added organically in the Company’s history, and ended the quarter with 8,408 total route miles. Additionally, Lumos added 68 Enterprise lit buildings in the quarter and 165 in the first nine months of 2015, up over 47% from the prior year period.

Business Outlook

For the full year 2015, the Company reiterates its financial guidance for revenue of approximately $202 million, Adjusted EBITDA of approximately $92 million and capital expenditures of approximately $112 million.

Please see the schedules accompanying this release for additional financial guidance, including reconciliations of non-GAAP measures to GAAP results.

Statements made are based on management’s current expectations. These statements are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, CEO, Johan Broekhuysen, CFO, and Will Davis, Vice President of Investor Relations and Chief of Staff, to discuss today’s announcement and to review these financial and operational results and financial guidance will be held at 10:00 A.M. (ET) on November 3, 2015.

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks Third Quarter Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-877-510-3772

International: 1-412-902-4135

Canada: 1-855-669-9657

The conference call will be archived and available for replay through November 17, 2015 and may be accessed with the following numbers:

Domestic: 1-877-344-7529

International: 1-412-317-0088

Canada: 1-855-669-9658

Replay pass codes: Conference ID: 10074914

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a leading fiber-based service provider in the Mid-Atlantic region serving Carrier, Enterprise and Data Center customers, offering end-to-end connectivity in 24 markets in Virginia, Pennsylvania, West Virginia, Maryland, Ohio and Kentucky. With a fiber network of 8,408 fiber route miles and approximately 379,000 total fiber strand miles, Lumos Networks connects 1,030 unique Fiber to the Cell sites, 1,363 total FTTC connections, 33 data centers, including 7 company owned co-location facilities, 1,642 on-net buildings and approximately 2,700 total on-net locations. In 2014, Lumos Networks generated over $106 million in data revenue and nearly $52 million in Adjusted EBITDA over our fiber network. Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to Lumos Networks before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income or loss attributable to non-controlling interests, other income or expenses, equity-based compensation charges, acquisition-related charges, amortization of actuarial losses on retirement plans, employee separation charges, restructuring-related charges, gain or loss on settlements and gain or loss on interest rate swap derivatives. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to operating revenues.

Adjusted EBITDA is a non-GAAP financial performance measure. It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedules herein and our SEC filings for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will,” “scheduled” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications and high speed data transport industry; our ability to offset expected revenue declines in legacy voice and access products related to the recent regulatory actions, wireless substitution, technology changes and other factors; our ability to effectively allocate capital and implement our network expansion plans in a timely manner; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility and our unsecured debt obligations; our cash and capital requirements; declining prices for our services; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Report filed on Form 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Income

•	Condensed Consolidated Statements of Cash Flows

•	Summary of Operating Results, Customer and Network Statistics

•	Reconciliation of Net Income Attributable to Lumos Networks Corp. to Adjusted EBITDA

•	Business Outlook

Lumos Networks Corp.

Condensed Consolidated Balance Sheets

	September 30, 2015	December 31, 2014
(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$63,791	$14,140
Marketable securities	60,875	16,870
Restricted cash [1]	370	4,208
Accounts receivable, net	21,867	22,925
Other receivables	789	2,113
Income tax receivable	179	172
Prepaid expenses and other	5,822	4,321
Deferred income taxes	2,360	5,601

Total Current Assets	156,053	70,350

Securities and investments	1,119	914

Property, plant and equipment, net	479,177	429,451

Other Assets
Goodwill	100,297	100,297
Other intangibles, net	11,807	15,884
Deferred charges and other assets	1,639	512

Total Other Assets	113,743	116,693

Total Assets	$750,092	$617,408

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$10,454	$10,227
Accounts payable	19,147	20,257
Dividends payable	—	3,152
Advance billings and customer deposits	13,760	14,029
Accrued compensation	1,381	1,516
Accrued operating taxes	4,943	4,618
Other accrued liabilities	5,257	4,223

Total Current Liabilities	54,942	58,022

Long-Term Liabilities
Long-term debt net of unamortized discount and debt issuance costs, excluding current portion	457,306	357,950
Retirement benefits	17,075	18,257
Deferred income taxes	90,833	87,864
Other long-term liabilities	1,888	1,746
Income tax payable	93	110

Total Long-term Liabilities	567,195	465,927

Stockholders’ Equity	127,062	92,677

Noncontrolling Interests	893	782

Total Equity	127,955	93,459

Total Liabilities and Equity	$750,092	$617,408

[1]	During 2010, the Company received a Federal stimulus award providing 50% funding to bring broadband services and infrastructure to Alleghany County, Virginia. The Company was required to deposit 100% of its grant ($8.1 million) into pledged accounts in advance of any reimbursements, to be drawn down ratably following reimbursement approvals. The project was completed and the grant has ended as of September 30, 2015.

Lumos Networks Corp.

Condensed Consolidated Statements of Income

	Three months ended September 30,		Nine months ended September 30,
(In thousands, except per share amounts)	2015	2014	2015	2014
Operating Revenues	$50,969	$50,516	$152,417	$150,771

Operating Expenses
Network access costs	9,932	10,250	29,556	31,154
Selling, general and administrative [1,2]	20,554	8,545	60,657	44,964
Depreciation and amortization	11,803	11,272	35,112	33,141
Accretion of asset retirement obligations	33	38	105	95
Restructuring charges	—	—	637	—

Total Operating Expenses	42,322	30,105	126,067	109,354

Operating Income	8,647	20,411	26,350	41,417

Other Income (Expenses)
Interest expense	(5,817)	(3,969)	(13,022)	(11,755)
Gain on interest rate swap derivatives	198	302	445	395
Other income (expenses), net	58	179	(89)	529

Income Before Income Tax Expense	3,086	16,923	13,684	30,586

Income Tax Expense	1,774	6,713	6,221	12,402

Net Income	1,312	10,210	7,463	18,184

Net Income Attributable to Noncontrolling Interests	(33)	(3)	(111)	(69)

Net Income Attributable to Lumos Networks Corp.	$1,279	$10,207	$7,352	$18,115

Basic and Diluted Earnings per Common Share Attributable to Lumos Networks Corp. Stockholders:

Earnings per share - basic	$0.06	$0.46	$0.32	$0.81
Earnings per share - diluted	$0.06	$0.45	$0.32	$0.80

Cash Dividends Declared per Share - Common Stock	$—	$0.14	$—	$0.42

[1]	Includes equity-based compensation expense related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions of $1.5 million and $1.1 million for the three months ended September 30, 2015 and 2014, respectively, and $4.2 million and $3.1 million for the nine months ended September 30, 2015 and 2014, respectively.
[2]	Selling, general and administrative expenses for the three and nine months ended September 30, 2014 includes a $10.2 million curtailment gain related to the elimination of certain medical benefits under the Company's postretirement plan.

Lumos Networks Corp.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(In thousands)	2015	2014
Cash Flows from Operating Activities:
Net income	$7,463	$18,184
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	31,035	26,251
Amortization	4,077	6,890
Accretion of asset retirement obligations	105	95
Deferred income taxes	5,802	12,045
Gain on interest rate swap derivatives	(445)	(395)
Equity-based compensation expense	4,236	3,109
Amortization of debt issuance costs	1,648	1,102
Retirement benefits, net of cash contributions and distributions	(171)	(11,352)
Excess tax benefits from share-based compensation	—	(201)
Other	206	206
Changes in operating assets and liabilities, net	(1,951)	4,619

Net Cash Provided by Operating Activities	52,005	60,553

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(80,118)	(64,151)
Broadband network expansion funded by stimulus grant	(2,578)	(284)
Purchases of available-for-sale marketable securities	(74,088)	(17,010)
Proceeds from sale or maturity of available-for-sale marketable securities	29,903	36,856
Change in restricted cash	3,838	116
Cash reimbursement received from broadband stimulus grant	3,838	116
Other	—	106

Net Cash Used in Investing Activities	(119,205)	(44,251)

Cash Flows from Financing Activities:
Proceeds from issuance of senior secured term loan	28,000	—
Proceeds from issuance of unsecured notes, net of debt discount	148,500	—
Payment of financing costs	(8,192)	—
Principal payments on senior secured term loans	(45,953)	(3,313)
Cash dividends paid on common stock	(3,152)	(9,323)
Principal payments under capital lease obligations	(2,378)	(1,312)
Proceeds from stock option exercises and employee stock purchase plan	293	1,668
Excess tax benefits from share-based compensation	—	201
Other	(267)	(66)

Net Cash Provided by (Used in) Financing Activities	116,851	(12,145)

Increase in cash and cash equivalents	49,651	4,157
Cash and cash equivalents:
Beginning of Period	14,140	14,114

End of Period	$63,791	$18,271

Lumos Networks Corp.

Operating Results, Customer and Network Statistics

(Dollars in thousands)	Three months ended:					Nine months ended:
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	September 30, 2015	September 30, 2014
Revenue, Gross Margin and Adjusted EBITDA
Revenue
Enterprise Data	11,560	11,298	11,027	10,833	10,470	33,885	31,501
Transport	9,507	10,036	10,473	10,962	11,279	30,016	33,411
FTTC	7,556	6,755	6,267	5,515	4,739	20,578	14,420

Total Data	28,623	28,089	27,767	27,310	26,488	84,479	79,332
Residential and Small Business	16,560	17,010	17,265	17,423	17,668	50,835	54,605
RLEC Access	5,786	5,854	5,463	5,952	6,360	17,103	16,834

Total Revenue	50,969	50,953	50,495	50,685	50,516	152,417	150,771

Gross Margin
Data	84.2%	85.5%	86.9%	85.5%	85.1%	85.5%	84.8%
Residential and Small Business	67.4%	65.6%	64.9%	67.0%	64.3%	65.9%	65.0%
Adjusted EBITDA[1]
Data	12,395	12,492	12,367	12,629	12,984	37,254	39,096
Residential and Small Business	5,045	5,327	5,627	4,623	4,503	15,999	15,277
RLEC Access	4,834	4,848	4,517	4,621	5,214	14,199	13,618

Adjusted EBITDA before Curtailment Gain	22,274	22,667	22,511	21,873	22,701	67,452	67,991
Curtailment Gain[2]	—	—	—	567	10,207	—	10,207

Total Adjusted EBITDA	22,274	22,667	22,511	22,440	32,908	67,452	78,198
Adjusted EBITDA Margin[1]
Data	43.3%	44.5%	44.5%	46.2%	49.0%	44.1%	49.3%
Residential and Small Business	30.5%	31.3%	32.6%	26.5%	25.5%	31.5%	28.0%
RLEC Access	83.5%	82.8%	82.7%	77.6%	82.0%	83.0%	80.9%
Total Adjusted EBITDA Margin	43.7%	44.5%	44.6%	44.3%	65.1%	44.3%	51.9%

Capital Expenditures	24,769	26,125	29,224	19,949	26,863	80,118	64,151
Adjusted EBITDA less Capital Expenditures	(2,495)	(3,458)	(6,713)	2,491	6,045	(12,666)	14,047

Fiber Network Statistics
Fiber Route-Miles	8,408	8,100	7,955	7,822	7,645	8,408	7,645
Fiber Miles[3]	378,581	369,238	363,189	354,118	352,347	378,581	352,347
Fiber Markets	24	24	23	23	23	24	23
FTTC Unique Towers	1,030	976	907	858	708	1,030	708
FTTC Total Connections	1,363	1,307	1,236	1,153	961	1,363	961
On-Network Buildings	1,642	1,574	1,530	1,477	1,456	1,642	1,456
Data Centers[4]	33	32	31	31	28	33	28

R&SB Statistics
Competitive Voice Connections	76,380	79,022	81,456	83,406	85,683	76,380	85,683
Video Subscribers	5,760	5,516	5,472	5,352	5,309	5,760	5,309
Fiber-to-the-Premise Broadband Connections	8,007	6,807	6,602	6,358	6,119	8,007	6,119
Premises Passed by Fiber[5]	19,170	18,983	18,142	17,461	17,102	19,170	17,102

RLEC Access Lines	25,902	26,276	26,746	27,257	27,716	25,902	27,716

[1]	Adjusted EBITDA is a non-GAAP measure. See definition on page 2 of this earnings release. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to Total Revenue.
[2]	The Company recorded a gain totaling $10.2 million in the third quarter of 2014 related to the curtailment of medical benefits under the Company's postretirement plan, which gain was not allocated to the operating segments.
[3]	Fiber miles are calculated as the fiber route miles multiplied by the number of fiber strands within each cable (represents an average of 45 fibers per route as of September 30, 2015).
[4]	Data centers reported include both commercial and private data centers and Company-owned facilities offering commercial data center services.
[5]	Includes residential and small business locations passed by fiber and available for service. Approximately 93% of the premises passed by fiber and available for service as of September 30, 2015 were residential.

Lumos Networks Corp.

Reconciliation of Net Income Attributable to Lumos Networks Corp. to Adjusted EBITDA

(Dollars in thousands)	2015	2014
For The Three Months Ended September 30,
Net Income Attributable to Lumos Networks Corp.	$1,279	$10,207
Net Income Attributable to Noncontrolling Interests	33	3

Net Income	1,312	10,210
Income tax expense	1,774	6,713
Interest expense	5,817	3,969
Gain on interest rate swap derivatives	(198)	(302)
Other income, net	(58)	(179)

Operating Income	8,647	20,411
Depreciation and amortization and accretion of asset retirement obligations	11,836	11,310
Amortization of actuarial losses	337	64
Equity-based compensation	1,454	1,123

Adjusted EBITDA	$22,274	$32,908

Adjusted EBITDA Margin	43.7%	65.1%
For The Nine Months Ended September 30,
Net Income Attributable to Lumos Networks Corp.	$7,352	$18,115
Net Income Attributable to Noncontrolling Interests	111	69

Net Income	7,463	18,184
Income tax expense	6,221	12,402
Interest expense	13,022	11,755
Gain on interest rate swap derivatives	(445)	(395)
Other expense (income), net	89	(529)

Operating Income	26,350	41,417
Depreciation and amortization and accretion of asset retirement obligations	35,217	33,236
Amortization of actuarial losses	1,012	192
Equity-based compensation	4,236	3,109
Restructuring charges	637	—
Employee separation charges	—	244

Adjusted EBITDA	$67,452	$78,198

Adjusted EBITDA Margin	44.3%	51.9%

Lumos Networks Corp.

Business Outlook 1 (as of November 2, 2015)

(In millions)	2015 Annual Guidance [1]
Operating Revenues	approximately $202

Adjusted EBITDA	approximately $92

Capital Expenditures	approximately $112

Cash, Cash Equivalents and Marketable Securities (at end of period)	approximately $100

Reconciliation of Net Income to Adjusted EBITDA:
Net Income	approximately $12
Income tax expense	approximately $8
Interest expense	approximately $15

Operating Income	approximately $35
Depreciation and amortization	approximately $50
Equity-based compensation charges	approximately $6
Amortization of actuarial losses	approximately $1

Adjusted EBITDA	approximately $92

[1]	These estimates are based on management’s current expectations. These estimates are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements" in the Lumos Networks Corp. third quarter 2015 earnings release dated November 2, 2015.